Exhibit 99.2

TRUMAN BANK
INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at September 14, 2012	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4-9

Report of Independent Registered Public Accounting Firm

Audit Committee, Board of Directors and Stockholders
Simmons First National Corporation
Pine Bluff, Arkansas

We have audited the accompanying statement of assets acquired and liabilities assumed by Simmons First National Bank (a wholly owned subsidiary of Simmons First National Corporation) pursuant to the purchase and assumption agreement dated September 14, 2012. The Company’s management is responsible for this financial statement. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of September 14, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

Pine Bluff, Arkansas
November 27, 2012

Statement of Assets Acquired and Liabilities Assumed
By Simmons First National Bank
(a wholly owned subsidiary of Simmons First National Corporation)

(In thousands)	September 14, 2012
ASSETS
Cash and due from banks	$22,467
Cash received from FDIC	10,495
Federal funds sold	12,338
Investment securities	23,540
Loans acquired, covered by FDIC loss share (net of discount)	57,141
Loans acquired, not covered by FDIC loss share (net of discount)	73,395
Foreclosed assets covered by FDIC loss share	15,116
Foreclosed assets not covered by FDIC loss share	7,751
FDIC indemnification asset	26,723
Premises and equipment	1,390
Core deposit premium	1,191
Other assets	1,627
Total assets acquired	$253,174

LIABILITIES
Deposits:
Non-interest bearing transaction accounts	$22,275
Interest bearing transaction accounts and savings deposits	70,705
Time deposits	135,573
Total deposits	228,553
Fed funds purchased and other borrowings	21,456
Payable to FDIC	1,285
Accrued interest and other liabilities	760
Total liabilities assumed	252,054
Net assets acquired, excluding deferred tax impact	1,120
Deferred tax impact	439
Net assets acquired	$681

See Notes to Statement of Assets Acquired and Liabilities Assumed.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
By Simmons First National Bank
(a wholly owned subsidiary of Simmons First National Corporation)

1. FDIC Assisted Acquisition of Certain Assets and Liabilities of Truman Bank

On September 14, 2012, Simmons First National Bank (the “Bank” or “Simmons”) entered into a purchase and assumption agreement with loss share arrangements on certain assets and a separate loan sale agreement (collectively, the “Agreement”) with the FDIC, as receiver, pursuant to which the Bank acquired loans and certain other assets and assumed all of the deposits and certain other liabilities of Truman Bank, of St. Louis, Missouri (“Truman”).

Prior to the acquisition, Truman operated four banking centers in Missouri, all in the St. Louis Metropolitan area. Excluding the effects of purchase accounting adjustments, Simmons acquired $279.7 million in assets and assumed approximately $228.6 million of the deposits of Truman. Specifically, Simmons purchased loans with an estimated fair value of $130.5 million, $22.9 million of foreclosed assets and $23.5 million of investment securities.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreement described below. Fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. Simmons and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by Simmons and/or the purchase prices. In addition, the tax treatment of the FDIC assisted acquisition is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.

2. Loss Sharing Agreement and FDIC Indemnification Asset

In connection with the Truman acquisition, Simmons entered into a loss sharing agreement with the FDIC that cover $108.3 million of assets, based upon the seller’s records, including commercial real estate loans, commercial and industrial loans and foreclosed assets (collectively, “covered assets”). The Bank acquired other Truman assets that are not covered by the loss sharing agreement with the FDIC including single-family and commercial real estate loans, commercial and industrial loans, consumer loans, foreclosed assets, investment securities purchased at fair value and other tangible assets. Pursuant to the terms of the loss sharing agreement, the FDIC will reimburse the Bank for 80% of losses on the covered assets. The Bank will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid Simmons a reimbursement under the loss sharing agreement. The FDIC’s obligation to reimburse the Bank for losses with respect to covered assets begins with the first dollar of loss incurred.

The following table summarizes the assets covered by the loss sharing agreement, the amount covered by the FDIC and the fair value:

	September 14, 2012
	Amount Covered
	By FDIC	Fair Value
Assets covered by FDIC loss share:	(In Thousands)
Loans acquired, covered by FDIC loss share	$87,620	$57,141
Foreclosed assets acquired covered by FDIC loss share	20,723	15,116
Total assets covered by FDIC loss share	$108,343	$72,257

The amounts covered by the loss sharing agreement are the pre-acquisition book values of the underlying covered assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The loss sharing agreement applicable to all of the covered assets provides for FDIC loss sharing for five years and Simmons reimbursement of recoveries to the FDIC for eight years.

The loss sharing agreement is subject to certain servicing procedures as specified in the agreement with the FDIC. The expected reimbursements under the loss sharing agreement were recorded as an indemnification asset at their estimated fair values of $26.7 million for the agreement, on the acquisition date. The indemnification asset reflects the present value of the expected net cash reimbursement related to the loss sharing agreement described above.

3. Summary of Significant Accounting Policies

The Bank has determined that the acquisition of the net assets of Truman constitutes a business combination as defined by the FASB ASC Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required. Fair values were determined based on the requirements of FASB ASC Topic 820, Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks, cash received from FDIC and Federal funds sold – The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets. The $10.5 million cash received from the FDIC is the first pro-forma cash settlement received from the FDIC on Monday following the closing weekend.  The $1.3 million payable to the FDIC is the excess amount received from the settlement.

Investment securities – Investment securities were acquired from the FDIC at fair value. The fair values provided by the FDIC were reviewed and considered reasonable based on the Bank’s understanding of the market conditions, based on actual balances transferred compared to pro-forma balances.

Loans acquired – Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates.  The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns.  The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows.  Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.

Foreclosed assets held for sale – These assets are presented at the estimated present values that management expects to receive when the properties are sold, net of related costs of disposal.

FDIC indemnification asset – This loss sharing asset is measured separately from the related covered assets as it is not contractually embedded in the covered assets and is not transferable with the covered assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreement based on the expected reimbursements for losses and the applicable loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss-sharing reimbursement from the FDIC.

Core deposit premium – This intangible asset represents the value of the relationships that Truman had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

Deposits – The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the acquisition date. Even though deposit rates were above market, because the Bank reset deposit rates to current market rates, there was no fair value adjustment recorded for time deposits.

FDIC true-up provision – The Agreement allows the FDIC to recover a portion of the loss share funds previously paid out under the indemnification agreement in the event losses fail to reach the expected loss level under a claw back provision (“true-up provision”). A true-up is scheduled to occur in the calendar month in which the eighth anniversary of the Truman closing occurred. If the threshold is not met, the assuming institution is required to pay the FDIC 50 percent of the excess, if any, within 45 days following the true-up.

The value of the true-up provision liability is calculated as the present value of the estimated payment to the FDIC in the tenth year using the formula provided in the agreement. The result of the calculation is based on the net present value of expected future cash payments to be made by the Bank to the FDIC at the conclusion of the loss share agreement.  The discount rate used was based on current market rates. The expected cash flows were calculated in accordance with the loss share agreement and are based primarily on the expected losses on the covered assets.  Calculations in accordance with the agreement resulted in no true-up provision to be recorded as of the acquisition date.

Federal funds purchased and other borrowings, and payable to the FDIC – The carrying amount of these liabilities is a reasonable estimate of fair value based on the short-term nature of these liabilities.  The $1.3 million payable to the FDIC is the excess amount from the first pro-forma cash settlement received from the FDIC on Monday following the closing weekend.

Unfunded Commitments – Unfunded loan commitments represent the unused portion of lines of credit available to customers based on previously agreed rates and terms.

The fair value of the unfunded loan commitments (the “Commitments”) was estimated using the income approach. Assumptions regarding expected utilization were applied to the unfunded balances. A premium or discount was estimated for the Commitments. The premium/discount for the Commitments was then adjusted for the time value of money over the average remaining life of the Commitments. In addition, the present value of the opportunity cost associated with regulatory requirements to hold reserve capital in connection with the Commitments was included to arrive at its fair value.

Based on the facts, assumptions, and valuation methodologies used in the analysis, the estimated fair value of the Commitments, as of September 14, 2012, was not material.

4. Bank Premises and Equipment

The Bank acquired approximately $1.4 million of the real estate, banking facilities, furniture and equipment of Truman as part of the purchase and assumption agreement, and has the option to assume existing leases on the remaining banking facilities. The option to assume leases expires 90 days after the acquisition date. The Bank is leasing these facilities and equipment from the FDIC until leases are assumed, or a final decision not to lease is made.

5. Investment Securities

The fair value of securities acquired is as follows at September 14, 2012:

		Effective
	Fair Value	Yield
	(In Thousands)
Mortgage-backed securities	$21,803	3.91%
FHLB stock	1,277	2.62
FRB stock	460	6.00
Total investment securities	$23,540

6. Loans Acquired, Net of Discount

The composition of loans acquired, net of discount, at September 14, 2012, is as follows:

		Effective
	Fair Value	Interest Rate
	(In Thousands)
Loans acquired, covered by FDIC loss share:
Performing loans	$40,727	5.48%
Substandard loans	9,444	7.91
Nonaccrual loans	6,970	9.04
Total loans acquired, coverd by FDIC loss share	$57,141
Loans acquired, not covered by FDIC loss share:
Performing loans	54,774	5.47
Substandard loans	16,655	7.56
Nonaccrual loans	1,966	8.39
Total loans acquired, not covered by FDIC loss share	$73,395

The following is a summary of the impaired loans acquired in the Truman acquisition on September 14, 2012, as of the date of acquisition.

	Covered by	Not Covered
	Loss Share	by Loss Share
	(In Thousands)
Contractually required principal and interest at acquisition	$90,227	$99,065
Non-accretable difference (expected losses and foregone interest)	(25,308)	(12,248)
Cash flows expected to be collected at acquisition	64,919	86,817
Accretable yield	(7,778)	(13,422)
Basis in acquired covered loans at acquisition	$57,141	$73,395

7. Core Deposit Premium

The audited Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset of $1.2 million at September 14, 2012, related to the Truman acquisition. The core deposit intangible asset will be amortized utilizing a straight-line amortization method over an estimated economic life of 10 years. Estimated amortization expense of core deposit intangibles is $29,800 for 2012, $119,100 for each year from 2013 through 2017, with $565,900 to be amortized thereafter. The Bank will review the valuation of this intangible asset at least annually to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of income.

8. Deposits

Deposit liabilities assumed are composed of the following at September 14, 2012:

September 14, 2012
(In Thousands)
Non-interest bearing transaction accounts	$22,275
Interest bearing transaction accounts and savings deposits	70,705
Time deposits	135,573
Total deposits	$228,553

The following is a summary of the scheduled maturities of the assumed time deposits at September 14, 2012:

Fair Value
(In Thousands)
Three months or less	$31,312
Over three months to six months	19,877
Over six months to 12 months	36,197
Over 12 months	48,187
Total time deposits	$135,573

At the time of the acquisition, deposit rates of the acquired deposits were above market. Because the Bank reset deposit rates to current market rates there was no fair value adjustment recorded for time deposits. The aggregate amount of time deposits with a minimum denomination of $100,000 was $41.0 million at September 14, 2012.

9. Federal Funds Purchased and Other Borrowings

Federal funds purchased and other borrowings assumed are composed of the following at September 14, 2012:

		Effective
	Fair Value	Interest Rate
	(In Thousands)
Federal funds purchased	$20,000	0.43%
Repurchase agreements	1,456	0.10
Total Federal funds repurchased and other borrowings	$21,456

10. Deferred Income Taxes

The deferred tax liability of $439,000 as of September 14, 2012, is solely related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

11. Commitments

In the ordinary course of business, Truman made various commitments and incurred certain contingent liabilities to fulfill the financing needs of their customers. At September 14, 2012, commitments to extend credit of $5.7 million were outstanding and assumed by the Bank.

12. Net Assets Acquired

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to the Bank certain assets subject to a loss-sharing agreement at book value, certain assets that are not subject to the loss-sharing agreement at a contractually-specified purchase price, certain assets at fair value and certain liabilities at book value. The FDIC also transferred cash to the Bank to compensate for the net liability that resulted from the transfer of Truman assets and liabilities adjusted for the Bank’s discount bid.

Details related to the transfer at September 14, 2012, are as follows:

September 14, 2012
(In Thousands)

Net assets acquired per purchase and assumption agreement and loan sale agreement	$18,817
Cash received (net of payable to the FDIC)	9,210

Purchase accounting adjustments:
Loans acquired, covered by FDIC loss share	(30,479)
Loans acquired, not covered by FDIC loss share	(15,965)
Foreclosed assets covered by FDIC loss share	(5,607)
Foreclosed assets not covered by FDIC loss share	(2,563)
FDIC indemnification asset	26,723
Core deposit premium	1,191
Other assets	150
Deferred tax impact	(439)
Other liabilities	(357)
Net assets acquired	$681